                                                                    Exhibit 10.8

                    SUBLEASE AND RESOURCE SHARING AGREEMENT

     This Sublease and Resource Sharing Agreement (this "Agreement") is made and entered into as of this First day of October, 1999 ("Effective Date") by Spider Technologies, Inc., a Delaware corporation ("Spider"), and Intek Information, Inc., a Delaware corporation ("Intek"). Capitalized terms not defined herein have the meanings specified in the Separation Agreement between the parties of even date herewith (the "Separation Agreement").

     WHEREAS, pursuant to this Agreement, Intek has agreed to sublet to Spider certain office space located in San Diego, California and, in conjunction therewith, to allow Spider the use of certain equipment and supplies of Intek and to make available, as appropriate, certain personnel, including clerical and other personnel to perform services for a period of time in excess of a transition period to facilitate Spider's operation of the business acquired from Intek (the "TelWeb Business") pursuant to the Separation Agreement and the Related Agreements;

     WHEREAS, this Agreement is one of the Related Agreements referred to in the Separation Agreement; and

     WHEREAS, the obligations of the parties to consummate the transactions contemplated by the Separation Agreement was conditioned on, among other things, the execution and delivery of this Agreement by the parties.

     NOW, THEREFORE, the parties agree as follows:

     1.0  SUBLEASE.
          --------

          1.1  Sublease.  Intek hereby subleases to Spider, and Spider subleases
               --------
from Intek, that portion of the premises located at 1455 Frazee Road, San Diego, California, as is described on Exhibit A, which will be attached hereto within
                               ---------
sixty (60) days after the Effective Date and represent that space actually necessary for the use of Spider personnel (the "Subleased Premises"), from the Effective Date hereof for the balance of the current lease term of such space (the "Sublease Term"). The Subleased Premises constitute approximately 40% of the Premises (as defined below).

          1.2  Rent.  Spider agrees to pay a percentage of the rent and all
               ----
associated charges and costs (including common area charge, insurance, property taxes and other occupancy costs owing pursuant to the M&S Lease to M&S or others) (the "Spider Rent") required by the Lease Agreement, executed in June, 1997, between Intek and M&S California Fund, L.P. ("M&S"), as amended by a First Amendment dated March 19, 1998 (the "M&S Lease") (the M&S Lease is attached hereto as Exhibit B), or otherwise incurred in the occupancy of the Premises,
          ---------
and falling
due within, or payable in respect of, the Sublease Term, directly to Intek on the same terms and conditions as set forth in the M&S Lease except that Spider will make all such payments a minimum of five (5) days before such payment (including to third parties other than M&S) becomes due under the M&S Lease or is otherwise due. The entire premises covered by the M&S Lease is referred to as the "Premises." The percentage of the rent and associated charges to be borne by Spider as the Spider Rent shall be determined by mutual agreement of Intek and Spider and evidenced by a writing dated not later than sixty (60) days after the Effective Date. The percentage will be based upon the ratio of the Subleased Premises to the Premises and any occasional use by Spider of the Premises not a part of the Subleased Premises such as restrooms.

          1.3  Insurance.  Spider shall at all times while Intek's guaranty of
               ---------
the M&S Lease is in place maintain in connection with the Premises broad form liability coverage typical of similar operations, and in any event at least the insurance required by the M&S Lease and at least $2,000,000 of coverage for possible injury or death per occurrence ($4,000,000 aggregate).

          1.4  Responsibility.  Spider shall be responsible for the performance
               --------------
of the covenants and conditions contained in the M&S Lease as they relate to the Subleased Premises.

          1.5  Nonassignability.  This Sublease may not be assigned by Spider,
               ----------------
nor the Subleased Premises subleased, without the written consent of Intek.

          1.6  Expiration of Sublease.  At the expiration of the Sublease Term
               ----------------------
or any sooner termination of this Sublease, Spider shall quit and surrender the premises in as good order and condition as when received, reasonable wear and tear excepted.

          1.7  Subject to M&S Lease.  This Sublease is expressly made subject to
               --------------------
all of the terms, conditions, and limitations contained in the M&S Lease.

          1.8  Intek's Obligations.  So long as Spider is not in default
               -------------------
hereunder, Intek will not:

               (a) Terminate the M&S Lease prior to its scheduled expiration date of approximately August 1, 2003 (excluding renewal terms) without at least 180 days notice to Spider (and at the end of such 180 days notice to Spider the provisions of Sections 2, 3, 4 and 5 hereof shall end); or

               (b) Assign or sublease the M&S Lease or space subject thereto (other than to a purchaser of all or substantially all the business of Intek conducted at the Premises or to an affiliate of Intek (collectively a "Permitted Transferee")) without giving Spider 20 days written notice thereof and offering to assign or sublease (as applicable) the M&S Lease or space subject thereto to Spider on the same terms, so long as Spider is not a credit risk which Intek, in its discretion, finds unacceptable.

     2.0  EQUIPMENT.
          ---------

          2.1  Shared Furniture, Fixtures and Equipment.  For so long as Spider
               ----------------------------------------
shall sublet the Subleased Premises from Intek, Intek shall allow Spider the use of the furniture, fixtures and equipment of Intek currently located on the Premises and such additional furniture, fixtures and equipment as may be mutually agreed upon in writing from time to time (the "Intek Equipment") on the terms and conditions set forth in this Agreement.

          2.2  Base Fees For Use of Intek Equipment.  Spider shall pay a monthly
               ------------------------------------
fee for the use of the Intek Equipment (the "Base Fee"). Such Base Fee shall be determined by mutual agreement of Intek and Spider, to be evidenced by a writing dated not later than sixty (60) days after the Effective Date.

          2.3  Maintenance, Repair and Replacement Fees.  Spider shall be
               ----------------------------------------
responsible for a percentage of all costs incurred in connection with the maintenance, repair, or replacement of any item of Intek Equipment (the "Maintenance Fees"). The percentage of Maintenance Fees to be borne by Spider shall be determined by mutual agreement of Intek and Spider, to be evidenced by a writing dated not later than sixty (60) days after the Effective Date.

          2.4  Payment of Base Fees and Maintenance Fees.  By the twentieth
               -----------------------------------------
(20/th/) day of each month, Intek shall send to Spider an itemized invoice for the Base Fee and any Maintenance Fees payable for use of the Intek Equipment for the preceding month. The monthly invoice of fees and expenses is due and payable ten days after its receipt by Spider.

          2.5  Payment of Fees Upon Termination of Agreement.  If this Agreement
               ---------------------------------------------
is terminated in accordance with Section 9 or 1.8(a) on a day other than the last day of a month, the Base Fee for the use of the Intek Equipment will be pro rated based on the number of days in the month on and before, and the number of days in the month after, the day when this Agreement is terminated. Spider shall reimburse and pay to Intek all Maintenance Fees incurred (whether or not yet billed by or to Intek) by Intek pursuant to this Agreement up to and including the date of termination.

          2.6  Right of Purchase.  Intek will not sell or sublease any items of
               -----------------
Intek Equipment of an aggregate value in excess of $20,000 during any 12 month period, except to a Permitted Transferee, without offering in writing to sell or sublease such Intek Equipment in excess of $20,000 to Spider on the same terms, so long as Spider is not a credit risk which Intek, in its discretion, finds unacceptable.

     3.0  UTILITIES AND OPERATING EXPENSES.
          --------------------------------

          3.1  Non-Lease Utilities and Miscellaneous Operating Expenses.  Spider
               --------------------------------------------------------
shall be responsible for payment of a percentage of all costs associated with provision of utilities and miscellaneous operating expenses, beginning as of the Effective Date, which are not otherwise incorporated into the Spider Rent as contemplated in the M&S Lease and the Spider Sublease, including, but not limited to, local and long distance telephone service, postage, internet access fees, software license and support fees, cleaning, and other expenses agreed upon, in writing, by Intek and Spider and not otherwise addressed in a Related Agreement ("Miscellaneous Expenses"). The percentage of costs associated with the Miscellaneous Expenses to be borne by Spider shall be determined by mutual agreement of Intek and Spider, to be evidenced by a writing dated not later than sixty (60) days after the Effective Date. All Miscellaneous Expenses will be itemized and invoiced by Intek to Spider and payable by Spider in the same manner as is provided for invoicing of Base and Maintenance Fees as set forth in Section 2 herein. Should Intek be prohibited by any applicable laws or regulations from allowing Spider the shared use of any utilities or other services or property, Spider will be solely responsible for securing its own such utility and other services and property, and Spider further agrees that it will indemnify and hold Intek harmless from and against any claims arising out of or resulting from Spider's unauthorized use of utility and other services and property.

          3.2  Software Licenses.   Spider hereby agrees that, in the event any
               -----------------
Intek software license agreement under which Intek is the licensee prohibits the use of the subject software by or for the benefit of Spider, Spider will be solely responsible for securing such software and/or licenses to use such or comparable software. Spider further agrees that it will indemnify and hold Intek harmless from and against any claims arising out of or resulting from Spider's unauthorized use of software licensed to Intek. This Section 3.1 does not apply to the software which is the subject of the Software Assignment and Grant-Back License, Maintenance and Support Agreement, dated as of Nov. 4, 1999, between Intek and Spider (the "TelWeb License").

     4.0  INVENTORY AND SUPPLIES.
          ----------------------

          4.1  Use of Inventory and Supplies.  Spider shall reimburse Intek for
               -----------------------------
all inventory and/or supplies used or consumed by Spider. Intek shall invoice Spider, at cost plus 5 percent, for such inventory and/or supplies on a monthly basis in the manner provided for invoicing of Base and Maintenance Fees set forth in Section 2 hereof and Spider will pay such invoices in accordance with
Section 2. Spider may order its own inventory and supplies, and Intek has no obligation under this Section 4 to purchase inventory or supplies for Spider. Intek and Spider will establish a system to reasonably allocate such use and consumption.

     5.0  EMPLOYEES AND INTELLECTUAL PROPERTY.
          -----------------------------------

          5.1  Shared Employees.  As of the Effective Time, the clerical and
               ----------------
other employees of Intek listed on Exhibit C ("Shared Employees") shall allocate
                                   ---------
the specified percentage of their time to Spider ("Spider Time"). The Shared Employees shall remain employees of Intek and thus shall be paid their salary by Intek and receive their benefits directly from Intek. Spider shall reimburse Intek for the Shared Employees' out-of-pocket expenses while performing work for

Spider, so long as those expenses and documentation thereof are in accordance with Spider's reasonable policies as reported by Spider to Intek from time to time. If Intek finds those policies unreasonable, Intek and Spider will arrange for direct payment by Spider of all expenses incurred on Spider work. By the twentieth (20/th/) day of each month, Intek shall send to Spider an invoice for monthly aggregate charges for the Shared Employees (if any) not listed as "Fixed Charge" employees on Exhibit C ("Aggregate Charges") which shall equal one-twelfth (1/12) of the aggregate of each Shared Employee's fully loaded total annual cost of employment including salary, benefits and overhead (but excluding stock options or stock grants) to Intek multiplied by the Spider Time provided on Exhibit C. On a quarterly basis beginning January 1, 2000, Intek and Spider
   ---------
shall review the Spider Time and if the actual costs for salary, benefits and overhead on an aggregate basis for the Shared Employees are more or less than ten percent (10%) of the Aggregate Charges, or the Spider Time has been changed, but not previously adjusted, the Aggregate Charges shall be appropriately adjusted on a prospective basis to reflect the actual future costs. The amount of Fixed Charges for Shared Employees is set forth in a separate letter agreement.

          5.2  Inventions.  Shared Employees may be authoring or creating
               ----------
intellectual property for both Spider and Intek at the same time, and both Spider and Intek may have agreements with a Shared Employee whereby the Shared Employee assigns rights to intellectual property. As between Intek and Spider:
(i) if the intellectual property was created while working for a party (whether Intek or for Spider even though employed by Intek), that party will be the owner of the intellectual property; (ii) if it is not clear that the intellectual property was created in the course of work for one party or another, the intellectual property will be jointly owned by Spider and Intek and either party may freely deal with the property (including selling or licensing) with no duty to account for any sums to, or seek any permission from, the other party; provided, however, that this Section 5.2 is subject and subordinate to any
--------- -------
allocation of rights to intellectual property created in the future as provided for in the TelWeb License.

          5.3  Quarterly Meeting on Shared Employees.  Intek and Spider will
               ------------------------------------
meet within 20 days after each calendar quarter end to discuss the amount of Spider Time for each Shared Employee. If the parties cannot agree, then the Shared Employee will continue working for the current calender quarter at the Spider Time in effect during the preceding calender quarter, and at the end of that period the Shared Employee will work full time for Spider if the Spider Time is 50% or more and for Intek if the Spider Time is less than 50%. If the Shared Employee is Paul Tartre, Mr. Tartre will continue working in accordance with the Spider Time for 3 months longer than provided for other Shared Employees in the preceding sentence.

          5.4  Employment After Termination.  During the term of this Agreement,
               -----------------------------
Spider will not directly or indirectly solicit or incent any Shared Employee to terminate his or her employment. If the Spider Time of a Shared Employee at the time of termination of this Agreement is less than 25%, for one year after such termination Spider will not, directly or indirectly solicit or incent the Shared Employee to terminate his or her employment with Intek. If the Spider Time of the Shared Employee is more than 75%, for one year after termination of this Agreement Intek will not attempt to retain or solicit the employment of the employee if employee wishes to accept employment with Spider. After termination, all other Shared Employees may be hired or retained by either Spider or Intek.

          5.5  Time for Performance.  Intek and Spider on-site management will
               ---------------------
coordinate and mutually agree upon the specific times a Shared Employee will perform work for Spider and perform work for Intek. If on-site management cannot agree, senior management of both companies will attempt to agree. If such agreement does not occur, the Shared Employee will work each day for each company in accordance with the Spider Time.

          5.6  Termination of Shared Employee.  Nothing in this Agreement
               ------------------------------
requires Intek to retain any person in the service of Intek or hire a person to perform the services of any person who is no longer an Intek employee. If Intek decides to terminate a Shared Employee, it will so notify Spider if the Shared Employee agrees to that notice.

     6.0  TERM; PERIODIC MEETING.
          ----------------------

          6.1  Term.  This Agreement shall commence on the Effective Date and
               ----
continue in effect until (i) as to Section 1.0 the termination of the M&S Lease;
(ii) as to Section 2.0 for a term of one year after the Effective Date; (iii) as to Section 3.1 for the term of Section 1.0 as to costs of physical occupancy of the subleased Premises and for the term of Section 2.0 as to costs related to Sections 2.0 or 4.0 goods and services; (iv) as to Section 4.0 for the term of
Section 2.0, unless in each case renewed or earlier terminated in accordance with this Agreement. All references in this Agreement to the "term of this Agreement" include a renewal term of this Agreement, if a renewal term is mutually agreed upon in writing. Notwithstanding the expiration of all or part of this Agreement pursuant to this Section, the duties, obligations, and responsibilities of Spider and Intek (and the agents, officers, directors, employees, subcontractors, and representatives of Spider and Intek, if any) under Sections 5.2, 5.4, 7, 8, and 10 will survive following the expiration of this Agreement.

          6.2  Semi-Annual Meeting.  Intek and Spider will meet at least once
               -------------------
every six months after the Effective Date to discuss and adjust, in good faith, any changes provided for herein to reflect actual usage, costs and charges.

     7.0  RELATIONSHIP BETWEEN PARTIES.
          ----------------------------

          7.1  Relationship Between Parties.  The relationship between Spider
               ----------------------------
and Intek created by this Agreement is that of an independent contractor, and nothing in this Agreement, whether express or implied, shall be deemed to create an association, partnership, joint venture, or employee-employer relationship between Spider and Intek. By virtue of this Agreement, no agent, officer, director, employee, or, representative of Spider is, will be, or will be deemed to be, an agent, officer, director, employee, or representative of Intek.
Spider shall not have the right to make any contracts or commitments for, or on behalf of, Intek without Intek's prior written approval. Conversely, no agent, officer, director, employee, or representative of Intek is, will be, or will be deemed to be, an agent, officer, director, employee, or representative of Spider. Intek shall not have the right to make any contracts or commitments for, or on behalf of, Spider without Spider's prior written approval. Intek may not direct the activities of Shared Employees during Spider Time.

     8.0  INDEMNIFICATION.
          ---------------

          8.1  Indemnification of Intek.  Spider shall indemnify Intek, its
               ------------------------
subsidiaries and their respective agents, officers, directors, employees, owners and representatives, from any cost, loss, expense, or liability incurred by Intek or its subsidiaries, or their respective agents, officers, directors, employees, owners, or representatives, arising out of a breach of any covenant made or to be performed by Spider or its subsidiaries pursuant to this Agreement.

          8.2  Indemnification of Spider.  Intek shall indemnify Spider, its
               -------------------------
subsidiaries and their respective agents, officers, directors, employees, owners and representatives from any cost, loss, expense, or liability incurred by Spider or its subsidiaries, or their respective agents, officers, directors, employees, owners, or representatives arising out of a breach of any covenant made or to be performed by Intek pursuant to this Agreement

     9.0  TERMINATION OF AGREEMENT.
          ------------------------

          9.1  Termination by Intek.  Intek unilaterally may terminate this
               --------------------
Agreement before the expiration of its stated term, without further liability or obligation to Spider, if any of the following events occurs:

               (a) Spider defaults under any of its monetary obligations under this Agreement and does not cure such default within twenty (20) days of notice of such default, or fails to undertake reasonable steps to cure any nonmonetary default under this Agreement within five (5) days after it receives notice from Intek of any such default (and fails to cure any such non-monetary default within twenty (20) days following the effective date of the notice of default);

               (b) The initiation of an action or proceeding for the dissolution, termination, or liquidation of Spider;

               (c) Spider sells, leases, exchanges, distributes, liquidates, or otherwise transfers all or substantially all its assets;

               (d) Six (6) months following the closing of an initial public offering of Spider's stock registered pursuant to the Securities Act of 1933, as amended; or

               (e) Spider files (or a creditor files against Spider) a petition seeking relief or reorganization under any bankruptcy, insolvency, or debtor relief law or gives notice to any creditor of a proposed general assignment for the benefit of its creditors; or a trustee, receiver, or custodian is appointed for Spider generally or for all or substantially all its assets.

          Termination of this Agreement in accordance with subsections (a) through (e) above will be effective, unless otherwise provided, when notice of termination is given to Spider. If this Agreement is terminated in accordance with this Section, neither party to this Agreement will have any additional right or obligation with respect to the other party to this Agreement, except Spider shall remain liable and pay for the services rendered and costs incurred by Intek to Spider pursuant to this Agreement through the effective date of termination and additionally, the duties, liabilities, obligations, and responsibilities of the respective parties set forth in Sections 1.4, 3.1, 5.2, 5.4, 7, 8, and 10 will survive following the termination of this Agreement.

          9.2  Termination by Spider.  Spider unilaterally may terminate this
               ---------------------
Agreement before the expiration of its stated term, without further liability or obligation to Intek, if any of the following events occurs:

               (a) Intek defaults under any of its monetary obligations under this Agreement and does not cure such default within ten (10) days of notice of such default, or fails to undertake reasonable steps to cure any non-monetary default under this Agreement within five (5) days after it receives notice from Spider of any such default (and fails to cure any such nonmonetary default within fifteen (15) days);

               (b) The initiation of an action or proceeding for the dissolution, termination, or liquidation of Intek;

               (c) Intek sells, leases, exchanges, distributes, liquidates, or otherwise transfers all or substantially all its assets;

               (d) Six (6) months following the closing of an initial public offering of Intek's stock registered pursuant to the Securities Act of 1933, as amended; or

               (e) Intek files (or a creditor files against Intek) a petition seeking relief or reorganization under any bankruptcy, insolvency, or debtor relief law or gives notice to any creditor of a proposed general assignment for the benefit of its creditors; or a trustee, receiver, or custodian is appointed for Intek generally or for all or substantially all its assets.

          Termination of this Agreement in accordance with subsections (a) through (e) above will be effective, unless otherwise provided, when notice of termination is given to Intek. If this Agreement is terminated in accordance with this Section, neither party to this Agreement will have any additional right or obligation with respect to the other party to this Agreement, except Spider shall remain liable and pay for the services rendered and costs incurred by Spider to Intek pursuant to this Agreement through the effective date of termination and, additionally, the duties, liabilities, obligations, and responsibilities of the respective parties set forth in Sections 1.4, 3.1, 3.2, 5.2, 5.4, 7, 8 and 10 will survive following the termination of this Agreement.

     10.0 MISCELLANEOUS.
          -------------

          10.1.  Entire Agreement.  This Agreement and the other writings
                 ----------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          10.2.  Waiver and Modification.  An extension, amendment,
                 -----------------------
modification, cancellation, or termination of this Agreement will be valid and effective only if it is in writing and signed by each party to this Agreement. In addition, a waiver of any duty, obligation, or responsibility of a party under this Agreement will be valid and effective only if it is evidenced by writing signed by, or on behalf of, the party against whom the waiver or discharge is sought to be enforced. The waiver by either party of a breach of a provision of this Agreement will not constitute as waiver of a succeeding breach of the provision or a waiver of the provision itself.

          10.3.  Notices.   All notices, requests, consents and other
                 -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or in a counterpart hereto (as the case may be) or such other address as may hereafter be designated in writing by such party to the other parties:

                 if to the Intek, to:

                 Intek Information, Inc.
                 5619 DTC Parkway, 12/th/ Floor
                 Englewood, CO 80111
                 Telecopy:  (303) 323-4213
                 Attention: Chief Executive Officer

                 with a copy to:

                 Chrisman, Bynum & Johnson, P.C.
                 1900 Fifteenth Street
                 Boulder, Colorado 80302
                 Telecopy:  (303) 449-5426
                 Attention: G. James Williams, Jr.

                 if to the Spider, to:

                 Spider Technologies, Inc.
                 5619 DTC Parkway, 12/th/ Floor
                 Englewood, CO 80111
                 Telecopy:  (303) 323-4213
                 Attention: Chief Executive Officer
                 with a copy to:

                 E* Law Group
                 3555 West 110/th/ Place
                 Westminster, CO 80031
                 Telecopy:  (303) 410-0468
                 Attention: Jeremy W. Makarechian

All such notices, requests, consents and other communications shall be deemed to have been given when received.

          10.4. Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          10.5. Headings.  The headings of the sections of this Agreement have
                --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          10.6. Nouns and Pronouns.  Whenever the context may require, any
                ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

          10.7  Dispute Resolution. Any and all disputes or claims arising under
                ------------------
or related to this Agreement (including by a Spider Indemnified Party or Intek Indemnified Party) shall be promptly submitted to arbitration before the American Arbitration Association ("AAA") before a single arbitrator. The arbiter shall be selected by the arbitration service on the basis, if possible, of his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver, Colorado. The arbitration shall be conducted under the Commercial Arbitration Rules of the AAA. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. Each party hereto, and in order to be entitled to indemnification hereunder each Intek Indemnified Party and Spider Indemnified Party, submits itself to the jurisdiction of the AAA in Denver, Colorado.

In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its reasonable attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

          10.8.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Colorado without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Colorado and of the United States of America, in each case located in the County of Denver, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Colorado or the United States of America, in each case located in the County of Denver, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          10.9.  Severability.   Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          10.10. Rights of Third Parties.  Nothing in this Agreement, whether
                 -----------------------
express or implied, is intended or should be construed to confer or grant to any person, except Spider and Intek, and the parties listed in Section 8 hereof as entitled to indemnification, and their respective assignees and successors, any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it.

          10.11. Assignment; Binding Effect.  A party to this Agreement (whether
                 --------------------------
by operation of law or otherwise) shall not assign its rights or delegate its duties, obligations, and responsibilities under this Agreement without the advance written consent of the other party to this Agreement, and any assignment or delegation without the advance written consent of the other party will be invalid and ineffective against the nonconsenting party. Such consent will not be unreasonably withheld. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of a party to this Agreement.

          10.12  Further Assurances.  The parties will from time to time take
                 ------------------
such additional reasonable actions as necessary to carry out the intent and purpose of this Agreement, provided no party need incur or discharge significant additional performance or monetary obligations to fulfill its duties under this
Section 10.12.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease and Resource Sharing Agreement as of the date first above written.



Intek:                        INTEK INFORMATION, INC.



                              By: /s/ TIMOTHY C. O'CROWLEY
                                  -------------------------
                                      Its:_________________

Spider:                       SPIDER TECHNOLOGIES, INC.


                              By: /s/ TIMOTHY C. O'CROWLEY
                                  -------------------------
                                      Its:_________________

                                   EXHIBIT A

                              SUBLEASED PREMISES

                                   EXHIBIT B

                                   M&S LEASE

                                   EXHIBIT C

                           LIST OF SHARED Employees



                                                       Percentage of Time
     Shared Employee                                    Devoted to Spider
     ---------------                                    -----------------

     Paul Tartre (Fixed Charge)                                 40%
     Jayne Guardiano (Fixed Charge)                             40%

                                      16